                                                                     Exhibit 4.1

================================================================================

                             WESTERN RESOURCES, INC.

                                       TO

                            BNY MIDWEST TRUST COMPANY
                                   as Trustee

                                (as Successor to
                         HARRIS TRUST AND SAVINGS BANK)

                                   ----------

                       THIRTY-FIFTH SUPPLEMENTAL INDENTURE

                            Dated as of May 10, 2002

                  First Mortgage Bonds, 7 7/8% Series Due 2007

================================================================================

                              TABLE OF CONTENTS/a/
                              -----------------

                                                                                                     Page
                                                                                                     ----
Parties............................................................................................    1

Recitals...........................................................................................    1

Granting Clause....................................................................................    4

Habendum...........................................................................................    6

Exceptions and Reservations........................................................................    6

Grant in Trust.....................................................................................    6

General Covenant...................................................................................    6

                                              ARTICLE I

                                     DESCRIPTION OF BONDS OF THE
                                            2007 SERIES

SECTION 1.   General Description of Bonds of the 2007 Series.......................................    6

SECTION 2.   Denominations of Bonds of the 2007 Series and privilege of exchange...................    7

SECTION 3.   Form of Bonds of the 2007 Series......................................................    7

SECTION 4.   Execution and Form of Temporary Bonds of the 2007 Series..............................   14

                                             ARTICLE II

                                  ISSUE OF BONDS OF THE 2007 SERIES

SECTION 1.   Limitations as to Principal Amount....................................................   14

SECTION 2.   Execution and Delivery of Bonds of the 2007 Series....................................   14

----------
/a/ Note: The Table of Contents is not part of this Supplemental Indenture and should not be considered as such. It is included only for purposes of convenience.

                                                                                                     Page
                                                                                                     ----
                                             ARTICLE III

                           REDEMPTION AND REPURCHASE UPON CHANGE OF CONTROL

SECTION 1.   Optional Redemption....................................................................  14

SECTION 2.   Repurchase at the Option of Holders Upon a Change of Control...........................  15

                                             ARTICLE IV

                                         ADDITIONAL COVENANTS

SECTION 1.   Title to mortgaged property............................................................  17

SECTION 2.   To retire certain portions of Bonds upon release of all or substantially all of the electric properties............................................................  18

                                              ARTICLE V

                    AMENDMENTS TO RATIO OF BONDS ISSUABLE TO PROPERTY ADDITIONS
                      AND OF CERTAIN OTHER RATIOS. AMENDMENT TO NET EARNINGS
                      TEST. USE OF FACSIMILE SIGNATURES. AMENDMENT OF ARTICLE
                            XV. RESERVATION OF RIGHT TO AMEND ARTICLE VII

SECTION 1.   So long as Bonds of the 2007 Series remain outstanding:

             Bonds issuable on basis only of 60% of net bondable value of property additions not subject to an unfunded prior lien...............................................  18

             Amendment of definition of net bondable value of property additions not subject to an unfunded prior lien...........................................................  19

             Monies deposited with Trustee under Section 5(a) of Article
                III of the Original Indenture may not be withdrawn in an
                amount in excess of 60% of net bondable value of property
                additions not subject to an unfunded prior lien,
                notwithstanding provisions of Section 3(a) of Article
                VIII of the Original Indenture......................................................  19

             Amendment of definition of net bondable value of property additions subject to an unfunded prior lien.................................................................  19

             Amendment of covenants in Sections 14 and 16 of Article IV and Section 1 of
                Article XII of the Original Indenture with respect to acquisition of property subject to an unfunded prior lien...................................................  19

                                                                                             Page
                                                                                             ----
             Definitions: minimum charge for depreciation; net earnings available for interest, depreciation and property retirement; net earnings of another
                corporation available for interest, depreciation and property retirement...   20

             Amendment of Articles III, IV and XII of the Original Indenture...............   21

SECTION 2.   Facsimile Signatures..........................................................   21

SECTION 3.   Reservation of Right to Amend Article VII.....................................   21

SECTION 4.   Reservation of Right to Delete certain requirements and conditions............   24

                                             ARTICLE VI

                                      MISCELLANEOUS PROVISIONS

SECTION 1.   Acceptance of Trust...........................................................   25

SECTION 2.   Responsibility and Duty of Trustee............................................   25

SECTION 3.   Parties to include successors and assigns.....................................   25

SECTION 4.   Benefits restricted to parties and to holders of Bonds and coupons............   25

SECTION 5.   Execution in counterparts.....................................................   25

SECTION 6.   Titles of Articles not part of the Thirty-Fifth Supplemental Indenture........   25

TESTIMONIUM ...............................................................................  S-1

SIGNATURES AND SEALS.......................................................................  S-1

ACKNOWLEDGMENTS............................................................................  S-2

                                             APPENDIX A

DESCRIPTION OF PROPERTIES

     THIRTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of the 10th day of May, Two Thousand and Two, made by and between Western Resources, Inc., formerly The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and BNY Midwest Trust Company, an Illinois trust company whose mailing address is 2 North LaSalle Street, Suite 1020, Chicago, IL 60602 (hereinafter called the "Trustee"), as Trustee (as successor to Harris Trust and Savings Bank), under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated July 1, 1939 (hereinafter referred to as the "Original Indenture"), to provide for and to secure the issue of First Mortgage Bonds of the Company, issuable in series, and to declare the terms and conditions upon which the Bonds (as defined in the Original Indenture) are to be issued thereunder; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee Thirty-Four Supplemental Indentures supplemental to said Original Indenture, of which Thirty-Two provided for the issuance thereunder of series of the Company's First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of May 10, 2002.

                                                     Series of First    Principal     Principal
                                                     Mortgage Bonds      Amount        Amount
   Supplemental Indenture              Date            Provided For      Issued      Outstanding
-----------------------------   -----------------    ---------------   -----------   -----------
Supplemental Indenture          July 1, 1939         3-1/2% Series    $26,500,000       None
                                                     Due 1969

Second Supplemental Indenture   April 1, 1949        2-7/8% Series     10,000,000       None
                                                     Due 1979

Fourth Supplemental Indenture   October 1, 1949      2-3/4% Series      6,500,000       None
                                                     Due 1979

Fifth Supplemental Indenture    December 1, 1949     2-3/4% Series     32,500,000       None
                                                     Due 1984

Seventh Supplemental            December 1, 1951     3-1/4% Series      5,250,000       None
  Indenture                                          Due 1981

Eighth Supplemental Indenture   May 1, 1952          3-1/4% Series      4,750,000       None
                                                     Due 1982

Ninth Supplemental Indenture    October 1, 1954      3-1/8% Series      8,000,000       None
                                                     Due 1984

Tenth Supplemental Indenture    September 1, 1961    4-3/4% Series     13,000,000       None
                                                     Due 1991

Eleventh Supplemental           April 1, 1969        7-5/8% Series     19,000,000       None
  Indenture                                          Due 1999

Twelfth Supplemental            September 1, 1970    8-3/4% Series     20,000,000       None
  Indenture                                          Due 2000

                                                  Series of First     Principal     Principal
                                                  Mortgage Bonds        Amount       Amount
   Supplemental Indenture           Date           Provided For         Issued     Outstanding
---------------------------   -----------------   ----------------   -----------   -----------
Thirteenth Supplemental       February 1, 1975    8-5/8% Series       35,000,000      None
  Indenture                                       Due 2005

Fourteenth Supplemental       May 1, 1976         8-5/8% Series       45,000,000      None
  Indenture                                       Due 2006

Fifteenth Supplemental        April 1, 1977       5.90% Pollution     32,000,000      None
  Indenture                                       Control Series
                                                  Due 2007

Sixteenth Supplemental        June 1, 1977        8-1/8% Series       30,000,000      None
  Indenture                                       Due 2007

Seventeenth Supplemental      February 1, 1978    8-3/4% Series       35,000,000      None
  Indenture                                       Due 2008

Eighteenth Supplemental       January 1, 1979     6-3/4% Pollution    45,000,000      None
  Indenture                                       Control Series
                                                  Due 2009

Nineteenth Supplemental       May 1, 1980         8-1/4% Pollution    45,000,000      None
  Indenture                                       Control Series
                                                  Due 1983

Twentieth Supplemental        November 1, 1981    16.95% Series       25,000,000      None
  Indenture                                       Due 1988

Twenty-First Supplemental     April 1, 1982       15% Series          60,000,000      None
  Indenture                                       Due 1992

Twenty-Second Supplemental    February 1, 1983    9-5/8% Pollution    58,500,000      None
  Indenture                                       Control Series
                                                  Due 2013

Twenty-Third Supplemental     July 1, 1986        8-1/4% Series       60,000,000      None
  Indenture                                       Due 1996

Twenty-Fourth Supplemental    March 1, 1987       8-5/8% Series       50,000,000      None
  Indenture                                       Due 2017

Twenty-Fifth Supplemental     October 15, 1988    9.35% Series        75,000,000      None
  Indenture                                       Due 1998

Twenty-Sixth Supplemental     February 15, 1990   8-7/8% Series       75,000,000      None
  Indenture                                       Due 2000

Twenty-Seventh Supplemental   March 12, 1992      7.46% Demand       370,000,000      None
  Indenture                                       Series

Twenty-Eighth Supplemental    July 1, 1992        7-1/4% Series      125,000,000      None
  Indenture                                       Due 1999
                                                  8-1/2% Series      125,000,000   125,000,000
                                                  Due 2022

Twenty-Ninth Supplemental     August 20, 1992     7-1/4% Series      100,000,000      None
  Indenture                                       Due 2002

                                                  Series of First     Principal     Principal
                                                  Mortgage Bonds        Amount       Amount
  Supplemental Indenture           Date            Provided For         Issued     Outstanding
--------------------------   ----------------   ------------------   -----------   -----------
Thirtieth Supplemental       February 1, 1993   6% Pollution          58,500,000    58,340,000
  Indenture                                     Control Revenue
                                                Refunding Series
                                                Due 2033

Thirty-First Supplemental    April 15, 1993     7.65% Series         100,000,000   100,000,000
  Indenture                                     Due 2023

Thirty-Second Supplemental   April 15, 1994     7-1/2% Series         75,500,000    75,500,000
  Indenture                                     Pollution Control
                                                Revenue Refunding
                                                Series Due 2032

Thirty-Third Supplemental    August 11, 1997    6-7/8% Convertible   370,000,000      None
  Indenture                                     Series Due 2004
                                                7-1/8% Convertible   150,000,000      None
                                                Series Due 2009

Thirty-Fourth Supplemental   June 28, 2000      9-1/2% Series        397,800,000      None
  Indenture                                     Due 2003

; and

     WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds in substitution for refundable Bonds, upon compliance with the provisions of Article III of the Original Indenture, as amended; and

     WHEREAS, the Company desires by this Thirty-Fifth Supplemental Indenture (hereinafter referred to as this "Supplemental Indenture") to supplement the Original Indenture and to provide for the creation of a new series of bonds under the Original Indenture to be designated "First Mortgage Bonds, 7-7/8% Series Due 2007"; and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

     WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the "Indenture") according to their tenor, purport and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto BNY Midwest Trust Company, as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

                                     FIRST.

     All and singular the rents, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including, among other things, the property described in Appendix A hereto under the caption "First", which description is hereby incorporated herein by reference and made a part hereof as if fully set forth herein, together with all improvements of any type located thereon.

     Also all power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, compressor stations, gasoline extraction plants, together with all and singular the electric heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company or which it may hereafter acquire, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, water, gas and other agencies for light, heat, cold or power or any other purpose whatsoever.

                                     SECOND.

     Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

                                     THIRD.

     Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

     Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

                                     FOURTH.

     Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

                                     FIFTH.

     Also any and all property of any kind or description which may from time to time after the date of the Original Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company or by any person, copartnership or corporation, with the consent of the Company or otherwise, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment and transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such conveyance, mortgage, pledge, assignment or transfer shall be made.

                                     SIXTH.

     Together with all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

     TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

     SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property herein before described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

     IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to the be issued under the Indenture as follows:

                                    ARTICLE I

                           DESCRIPTION OF BONDS OF THE
                                   2007 SERIES

     SECTION 1. The 2007 series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture shall be designated as "First Mortgage Bonds, 7 7/8% Series Due 2007" of the Company (herein called "Bonds of the 2007 Series"). The Bonds of the 2007 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture and subject to all the terms, conditions and covenants of this Supplemental Indenture.

     Bonds of the 2007 Series shall mature May 1, 2007 and shall bear interest at the rate of seven and seven-eighths percent (7 7/8%) per annum payable semi-annually on the first day of May and November in each year, commencing November 1, 2002. Every Bond of the 2007 Series shall be dated the date of authentication except that, notwithstanding the provisions of
Section 6 of Article II of the Original Indenture, if any Bond of the 2007 Series shall be authenticated at any time subsequent to the record date (as hereinafter in this Section defined) for any interest payment date but prior to the day following such interest payment date, it shall be dated as of the day following such interest payment date, provided, however, if at the time of authentication of any Bond of the 2007 Series interest shall be in default on any Bonds of the 2007 Series, such Bond shall be dated as of the day following the interest payment date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of the 2007 Series, as the case may be, or, if no interest has been paid or made available for payment, as of the date of initial authentication and delivery of such Bond. Every Bond of the 2007 Series shall bear interest from the May 1, or November 1, next preceding the date thereof, unless such Bond shall be dated prior to November 1, 2002, in which case it shall bear interest from May 10, 2002.

     The person in whose name any Bond of the 2007 Series is registered at the close of business on any record date with regard to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon the transfer or exchange thereof subsequent to such record date and prior to the day following such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term "record date" as used in this Section with regard to any semiannual interest payment date shall mean the close of business on the tenth day next preceding such interest payment date, or if such tenth day is not a business day, the business day next preceding such tenth day. The Bonds of the 2007 Series shall be payable as to principal, premium, if any, and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the City of Chicago, Illinois, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder's registered address.

     SECTION 2. The Bonds of the 2007 Series shall be registered bonds without coupons of the denominations of $1,000 and of any multiples of $1,000, numbered consecutively from R 1 upwards. Bonds of the 2007 Series may each be interchanged for other bonds within the same Series in authorized denominations and in the same aggregate principal amounts, without charge, except for any tax or governmental charge imposed in connection with such interchange.

     SECTION 3. The Bonds of the 2007 Series, and the Trustee's Certificate with respect thereto, shall be substantially in the following forms, respectively:

                        [FORM OF BOND OF THE 2007 SERIES]

                                                                       CUSIP
                                                                            ----

                             WESTERN RESOURCES, INC.

              (Incorporated under the laws of the State of Kansas)

                   FIRST MORTGAGE BOND, 7 7/8% SERIES DUE 2007

                                DUE May 10, 2007

No.                                                          $
    -----                                                     ------------------

     WESTERN RESOURCES, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter
referred to), for value received, hereby promises to pay to                or
                                                            --------------
registered assigns, on the 1st day of May, 2007, the sum of
                                                            --------------
Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the first day of May or November next preceding the date of this Bond (the "Bonds") next preceding the date thereof, unless no interest has been paid on this Bond, in which case from May 10, 2002, at the rate of seven and seven-eighths percent (7 7/8%) per annum, payable semiannually, on the first days of May and November in each year, commencing November 1, 2002, until maturity, or, if this Bond shall be duly called for redemption or submitted for repurchase, until the redemption date or repurchase date, as the case may be, or, if the Company shall default in the payment of the principal or premium hereof, until the Company's obligation with respect to the payment of such principal or premium shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any interest payment date as aforesaid will be paid to the person in whose name this Bond is registered on any at the close of business on the tenth day next preceding such interest payment date, or if such tenth day is not a business day, the business day next preceding such tenth day (the "record date"), unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of, premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder's registered address.

     The person in whose name this Bond is registered is entitled to the benefits of a Registration Rights Agreement, dated as of May 10, 2002, among the Company and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 180th day following the date of the original issuance of the Bond, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 270th day following the date of the original issuance of the Bond, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 315th day following the date of the original issuance of the Bond, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Bond in accordance with and during the periods specified in Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as "Registration Default"), interest (the "Special Interest") shall accrue (in addition to stated interest on the Bonds from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.50% of the principal amount of the Bonds. Special Interest, if any, will be payable in cash on each interest payment date to the persons in whose name this Bond is registered on the applicable record date as provided above.

     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to BNY Midwest Trust Company (herein called the "Trustee"), as Trustee (as successor to Harris Trust and Savings Bank), as amended by the indentures supplemental thereto including the thirty-fifth indenture supplemental thereto dated as of May 10, 2002 (herein called the "Supplemental Indenture"), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 7 7/8% Series Due 2007" (herein called "Bonds of the 2007 Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

     To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company and (iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Indenture.

     This Bond is subject to redemption at any time and from time to time prior to maturity at the option of the Company at a price determined as provided in the Supplemental Indenture. Such redemption in every case shall be effected upon notice given by: (1) first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date, in each case, subject to the conditions of and as more fully set forth in the Indenture.

     Upon the occurrence of a Change of Control (as defined in the Supplemental Indenture), each holder of this Bond shall have the right to require the Company to repurchase all or any part of such holder's Bonds at a purchase price equal to 101% of the principal, plus accrued and unpaid interest, if any, to the purchase date as provided in the Supplemental Indenture. Within 30 days following any Change of Control, the Company shall cause a notice of the Change of Control Offer to be delivered in accordance with the procedures set forth in the Supplemental Indenture.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     No director, officer, employee or stockholder of the Company will have any liability for any obligations of the Company under the Bonds or Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the Securities and Exchange Commission that this type of waiver is against public policy.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until BNY Midwest Trust Company, the Trustee (as successor to Harris Trust and Savings Bank) under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, WESTERN RESOURCES, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:

                                        WESTERN RESOURCES, INC.


                                        By
                                           -------------------------------------

Attest:


------------------------------------

         [FORM OF PRIVATE PLACEMENT LEGEND FOR BOND OF THE 2007 SERIES]

     [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, BEFORE THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE BONDS OF THE 2007 SERIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) UNDER OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]/a/

----------
/a/ The above restrictions will not apply to any Bond of the 2007 Series on or after the "Resale Restriction Termination Date" applicable to such Bond, or with respect to any Bond which have been sold or otherwise transferred pursuant to Rule 144A or a registration statement which has been declared effective under the Securities Act. "Resale Restriction Termination Date" shall mean the date on which the holding period under Rule 144(k) under the Securities Act expires with respect to such Bond. Any Bond issued on or after the Resale Restriction Termination Date need not contain this legend.

                      [FORM OF LEGEND FOR GLOBAL SECURITY]

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF, THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         [FORM OF TRUSTEE'S CERTIFICATE]

     This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated as of May 10, 2002.

                                        BNY MIDWEST TRUST COMPANY
                                           As Trustee


                                        By
                                           -------------------------------------

     SECTION 4. Until Bonds of the 2007 Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of the 2007 Series in temporary form, as provided in Section 9 of Article II of the Original Indenture.

                                   ARTICLE II

                        ISSUE OF BONDS OF THE 2007 SERIES

     SECTION 1. The total principal amount of Bonds of the 2007 Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

     SECTION 2. Bonds of the 2007 Series for the aggregate principal amount of $365,000,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III and Article XVIII of the Indenture.

                                   ARTICLE III

                REDEMPTION AND REPURCHASE UPON CHANGE OF CONTROL

     SECTION 1. Optional Redemption.

     (1) Optional Redemption. At any time, and from time to time, the Company may redeem all or any portion of the Bonds of the 2007 Series, after giving the required notice under the Indenture, at a redemption price equal to the greater of:

          (a) 100% of the principal amount of the Bonds of the 2007 Series to be redeemed, or

          (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2007; provided, however, that if the period from the redemption date to May 1, 2007 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     (2) Notice of Redemption. Subject to the provisions of Article V of the Original Indenture, the Company shall cause notice of redemption to be given by
(1) first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of such Bonds of the 2007 Series at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date. No such redemption may be conditional once notice of redemption is given.

     SECTION 2. Repurchase at the Option of Holders Upon a Change of Control.

     (1) Repurchase at the Option of Holders Upon a Change of Control. Upon the occurrence of a Change of Control (as defined below), each holder of Bonds of the 2007 Series shall have the right to require the Company to repurchase all or any part of such holder's Bonds of the 2007 Series pursuant to the offer described below (the "Change of Control") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. Capitalized terms used in the definition of "Change of Control" used but not defined herein have the meanings assigned to them in the Securities Resolution dated as of May 10, 2002 relating to the issuance of the Company's $400,000,000 Senior Notes 9 3/4% Due 2007, a copy of which has been filed with the Trustee and is available upon request.

     "Change of Control" means the occurrence of any of the following events:

          (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than Wester Industries, Inc., including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

          (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and any Restricted Subsidiary, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

               (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and

               (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

     Notwithstanding the above, the proposed merger of the Company with Public Service Company of New Mexico shall not be deemed a Change of Control.

     (2) Notice of Repurchase. Within 30 days following any Change of Control, the Company shall:

          (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

          (b) send, by first-class mail, with a copy to the Trustee, to each holder of Bonds of the 2007 Series, at such holder's address appearing in the security register, a notice stating:

               (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to Article III, Section 2 of this Supplemental Indenture, and that all Bonds of the 2007 Series timely tendered will be accepted for payment;

               (2) the Change of Control Purchase Price and the purchase date, which shall, subject to any contrary requirements of applicable law, be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

               (3) the circumstances and relevant facts regarding the Change of Control; and

               (4) the procedures that holders of Bonds of the 2007 Series must follow in order to tender their Bonds of the 2007 Series (or portions thereof) for payment, and the procedures that holders of Bonds of the 2007 Series must follow in order to withdraw an election to tender Bonds of the 2007 Series (or portions thereof) for payment.

     (3) Compliance with Law. The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and any other securities laws or regulations in connection with the repurchase of Bonds of the 2007 Series pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant set forth in Article III, Section 2 of this Supplemental Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant set forth therein by virtue of such compliance.

                                   ARTICLE IV

                              ADDITIONAL COVENANTS

     The Company hereby covenants, warrants and agrees:

     SECTION 1. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good, right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of the 2007 Series, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Original Indenture, the

Twenty-Eighth Supplemental Indenture, the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture, the Thirty-Second Supplemental Indenture or this Supplemental Indenture.

     SECTION 2. So long as any Bonds of any series originally issued prior to January 1, 1997 are outstanding, in the event all or substantially all of the electric properties shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the fair value of the electric properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the electric properties so released pursuant to Section 5 of said Article VII. Such retirement of Bonds shall be effected in either one or both of the following methods:

          (a) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release; or

          (b) By causing the Trustee to purchase or redeem bonds, pursuant to
     Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

     The Bonds to be so retired pursuant to this Section 3 shall include a principal amount of Bonds of each Series then outstanding in the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of each Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding.

                                    ARTICLE V

           AMENDMENTS TO RATIO OF BONDS ISSUABLE TO PROPERTY ADDITIONS
             AND OF CERTAIN OTHER RATIOS. AMENDMENT TO NET EARNINGS TEST. USE OF FACSIMILE SIGNATURES. AMENDMENT OF ARTICLE
                  XV. RESERVATION OF RIGHT TO AMEND ARTICLE VII

     SECTION 1. So long as any of the Bonds of any series originally issued prior to January 1, 1997 shall remain outstanding:

          (a) Notwithstanding the provisions of Section 4 of Article III of the Original Indenture, no Bonds shall be authenticated and delivered pursuant to the provisions of Article III of the Original Indenture and issued upon the basis of net bondable value of property additions for an aggregate principal amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

          For the purposes of Subsections (e) and (f) of the definition of "net bondable value of property additions not subject to an unfunded prior lien," contained in Article I of the Original Indenture, and Subdivisions 8 and 9 of clause (a) of Section 4 of Article III of the Original

     Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

          (b) Notwithstanding the provisions of Section 3(a) of Article VIII of the Original Indenture, no moneys received by the Trustee pursuant to
     Section 5(a) of Article III of the Original Indenture shall be paid over by the Trustee in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien, and for the purposes of Section 3 of Article VII of the Original Indenture, the amount of cash required to be deposited by the Company pursuant to Subsection (d) of said Section 3 of Article VII shall not be reduced in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

          (c) For the purposes of clauses (c) and (d) of the definition of "net bondable value of property additions subject to an unfunded prior lien," contained in Article I of the Original Indenture, and Subsection 7 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

          (d) Subsection (a) of Section 14, clauses (1) and (2) of Subsection
     (a) of Section 16 of Article IV and clause (1) of Subsection (b) of Section 1 of Article XII of the Original Indenture shall be deemed amended by substituting the words "sixty percent (60%)" for "seventy percent (70%)" where they appear in said provisions of the Original Indenture.

          (e) The definition of the term "net earnings available for interest, depreciation and property retirement," as contained in Article I of the Original Indenture, shall be deemed to mean the net earnings of the Company ascertained as follows:

               1. The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained.

               2. From the total, determined as provided in Subsection (a), there shall be deducted all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for repairs and maintenance, taxes (other than income, excess profits and other taxes measured by or dependent on net taxable income), depreciation as shown on the books of the Company or an amount equal to the minimum provision for depreciation as hereinafter defined, whichever is greater, but excluding all property retirement appropriations, all interest and sinking fund charges, amortization of stock and debt discount and expense or premium and further excluding any charges to income or otherwise for the amortization of plant or property accounts or of amounts transferred therefrom.

               3. The balance remaining after the deduction of the total amount computed pursuant to Subsection (b) from the total amount computed pursuant to Subsection (a) shall constitute the "net earnings of the Company available for interest," provided that not more than fifteen percent (15%) of the net earnings of the Company available for interest may consist of the aggregate of (i) net non-operating income,
          (ii) net earnings from mortgaged property other than property of the character of property additions and (iii) net earnings from property not subject to the lien of this Indenture.

               4. No income received or accrued by the Company from securities and no profits or losses of capital assets shall be included in making the computations aforesaid.

               5. In case the Company shall have acquired any acquired plant or systems or shall have been consolidated or merged with any other corporation, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, there may be included, to the extent they may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period. The net earnings or net losses of such property additions, or of such other corporation for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subsections of this definition as if such acquired plant or system had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

               6. In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five Hundred Thousand Dollars ($500,000), as shown by the engineer's certificate required by said
          Section 3, or shall have obtained the release of any property pursuant to Section 5 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five Hundred Thousand Dollars ($500,000), within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers' certificate filed with the Trustee pursuant to Section 3(b) of Article III or Section 16 of Article IV of the Original Indenture shall deem proper.

          The term "minimum charge for depreciation" as used herein shall mean an amount equal to (a) fifteen percent (15%) of the total operating revenues of the Company after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale to others and rentals paid for, or other payments made for the use of, property owned by others and leased to or operated by the Company, the maintenance of which and depreciation on which are borne by the owners, less (b) an amount equal to the expenditures for maintenance and repairs to the plants and property of the Company and included or reflected in its operating expense accounts.

          The terms "net earnings available for interest, depreciation and property retirement" and "net earnings of another corporation available for interest, depreciation and property retirement" as contained in Article I of the Original Indenture, when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in Subsections (a), (b), (c) and (d) hereof.

          (f) Notwithstanding the provisions of clauses (1) and (2) of subsection (b) of Article III, and Subsection (b) of Section 14 of Article IV, and Subsection (b) of Section 16 of Article IV and clause (2) of Subsection (b) of Section 1 of Article XII of the Original Indenture, the computation of net earnings required therein shall be made as provided in Subsection (e) of this Section 1, and the net earnings tests required in said mentioned provisions of Articles III, IV and XII of the Original Indenture shall be based on two times the annual interest charges described in such provisions, instead of two and one-half times such charges, but shall not otherwise affect such provisions or relieve from the requirements therein pertaining to ten percent (10%) of the principal amount of Bonds therein described.

     SECTION 2. All of the Bonds of the 2007 Series and of any series initially issued after the initial issuance of Bonds of the 2007 Series shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents whose signature, notwithstanding the provisions of Section 12 of Article II of the Original Indenture, may be by facsimile, and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries whose signature, notwithstanding the provisions of the aforesaid Section 12, may be by facsimile.

     In case any of the officers who have signed or sealed any of the Bonds of the 2007 Series or of any series initially issued after the initial issuance of Bonds of the 2007 Series manually or by facsimile shall cease to be such officers of the Company before such Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who so signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bonds may be signed or sealed by manual or facsimile signature on behalf of the Company by such persons as at the actual date of the execution of any of such Bonds shall be the proper officers of the Company, although at the nominal date of any such Bond any such person shall not have been such officer of the Company.

     SECTION 3. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of bonds of any series created after January 1, 1997, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend Article VII thereof by adding thereto a Section 8 and a Section 9 to read as follows:

     "SECTION 8. Notwithstanding any other provision of this Indenture, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 8, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any mortgaged property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 10/7ths of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

          "(a) an officers' certificate dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

          "(b) an engineer's certificate, dated the date of such release, stating (i) that the signer of such engineer's certificate has examined such officers' certificate in connection with such release, (ii) the fair value to the Company, in the opinion of the signer of such engineer's certificate, of (A) all of the property constituting the trust estate, and
     (B) the mortgaged property to be released, in each case as of a date not more than 90 days prior to the date of such release, and (iii) that in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof;

          "(c) in case any bondable property is being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an engineer's certificate, dated the date of such release, as to the fair value to the Company, as of the date not more than 90 days prior to the date of such release, of the bondable property being so acquired (and if within six months prior to the date of acquisition by the Company of the bondable property being so acquired, such bondable property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the fair value to the Company of such bondable property, as set forth in such certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time outstanding, such certificate shall be an independent appraiser's certificate);

          "(d) an officer's certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, and stating that the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any bondable property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the independent appraiser's certificate filed pursuant to Section 8(c) equals or exceeds an amount equal to 10/7ths of such aggregate principal amount;

          "(e) an officers' certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture;

          "(f) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent.

     "SECTION 9. If the Company is unable to obtain, in accordance with any other Section of this Article VII, the release from the lien of this Indenture of any property constituting part of the trust estate, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 9, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company thereof, as shown by the engineer's certificate filed pursuant to Section 9(b), is less than 1/2 of 1% of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, provided that the aggregate fair value to the Company of all mortgaged property released pursuant to this Section 9, as shown by all engineer's certificates filed pursuant to Section 9(b) in any period of 12 consecutive calendar months which includes the date of such engineer's certificate, shall not exceed 1% of the aggregate principal amount of the outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

          "(a) an officers' certificate, dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

          "(b) an engineer's certificate, dated the date of such release, stating (A) that the signer of such engineer's certificate has examined such officers' certificate in connection with such release, (B) the fair value to the Company, in the opinion of the signer of such engineer's certificate, of such mortgaged property to be released as of a date not more than 90 days prior to the date of such release, and (C) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

          "(c) an officers' certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, that 1/2 of 1% of such aggregate principal amount does not exceed the fair value to the Company of the mortgaged property for which such release is applied for as shown by the engineer's certificate referred to in Section 9(b), and that 1% of such aggregate principal amount does not exceed the aggregate fair value to the Company of all mortgaged property released from the lien of this Indenture pursuant to this Section 9 as shown by all engineer's certificates filed pursuant to
     Section 9(b) in such period of 12 consecutive calendar months;

          "(d) an officers' certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture; and

          "(e) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent."

     The Company also reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by the foregoing Sections 8 and 9.

     SECTION 4. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to:

          (a) delete as a condition to the authentication of additional Bonds pursuant to Sections 4, 5 or 6 of Article III of the Original Indenture the requirement to file or deposit with the Trustee the officers' certificate described in Section 3(b) of Article III of the Original Indenture;

          (b) delete as a condition to the consolidation or merger of the Company into, or sale by the Company of its property as an entirety or substantially as an entirety to another corporation the requirement set forth in Section 1(b)(2) of Article XII of the Original Indenture;

          (c) delete as a condition to the release of property pursuant to
     Section 3 of Article VII of the Original Indenture, the requirement to obtain an independent engineer's certificate under the circumstances set forth in Section 3(c) of Article VII; and

          (d) amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 4.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     SECTION 1. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

     SECTION 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

     SECTION 3. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 4. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

     SECTION 5. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     SECTION 6. The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

     IN WITNESS HEREOF, WESTERN RESOURCES, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and BNY MIDWEST TRUST COMPANY, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its duly authorized officer and its corporate seal to be attested by its duly authorized officer, all as of the day and year first above written.

(CORPORATE SEAL)                                  WESTERN RESOURCES, INC.


                                                  By: /s/ Paul R. Geist
                                                     ---------------------------
                                                      Paul R. Geist

ATTEST:

By:  /s/ Larry D. Irick
    ------------------------------
     Larry D. Irick

Executed, sealed and delivered by
  WESTERN RESOURCES, INC.
  in the presence of:


By:  /s/ Nancy A. Fienhage
    ------------------------------
     Nancy A. Fienhage

By:  /s/ Kathy J. Beach
    ------------------------------
     Kathy J. Beach

                                                  BNY MIDWEST TRUST COMPANY
                                                     As Trustee


                                                  By:  /s/ J. Bartolini
                                                      --------------------------
                                                       J. Bartolini

ATTEST:


By:  /s/ D. G. Donovan
    ------------------------------
     D. G. Donovan

Executed, sealed and delivered by
  BNY MIDWEST TRUST COMPANY
  in the presence of:


By:  /s/ M. Callahan
    ------------------------------
     Mary Callahan

By:  /s/ C. Potter
    ------------------------------
     Carolyn Potter

STATE OF KANSAS     )
                    :  ss.:
COUNTY OF SHAWNEE   )

     BE IT REMEMBERED, that on this 10th day of May, 2002, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Paul R. Geist and Larry D. Irick, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

                                                        /s/ Patti Beasley
                                                  ------------------------------
                                                          Patti Beasley
                                                          Notary Public
                                                       My Commission Expires
                                                             11-18-04

STATE OF ILLINOIS   )
                    :  ss.:
COUNTY OF COOK      )

     BE IT REMEMBERED, that on this 26 day of April, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came
J. Bartolini and D. G. Donovan, of BNY Midwest Trust Company, an Illinois trust company, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

                                                      /s/ Linda Ellen Garcia
                                                  ------------------------------
                                                          Linda E. Garcia
                                                           Notary Public
                                                       My Commission Expires
                                                             9-23-02

STATE OF KANSAS     )
                    :  ss.:
COUNTY OF SHAWNEE   )

     BE IT REMEMBERED, that on this 10th day of May, 2002, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Paul R. Geist and Larry D. Irick, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said Paul R. Geist is Senior Vice President, Chief Financial Officer and Treasurer and that the said Larry D. Irick is Vice President and Corporate Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

                                                       /s/ Patti Beasley
                                                  ------------------------------
                                                           Patti Beasley
                                                           Notary Public
                                                       My Commission Expires
                                                             11-18-04

                                   APPENDIX A

                                       to

                       THIRTY-FIFTH SUPPLEMENTAL INDENTURE

                            Dated as of May 10, 2002

                             Western Resources, Inc.

                                       to

                            BNY Midwest Trust Company

                                (as successor to
                         Harris Trust and Savings Bank)

                                  ------------

                            DESCRIPTION OF PROPERTIES
                         LOCATED IN THE STATE OF KANSAS

                                      FIRST

                             PARCELS OF REAL ESTATE

                                DICKINSON COUNTY

Beginning at point 560 feet south of the Northeast corner of the Southwest Quarter Section 21, Township 13 South, Range 2 east of the 6th P.M., thence West 371 feet more or less, to the center of Spruce Street in Chicago Addition, thence South 211 feet on the center line of Spruce Street to the North line of Augustine Avenue in Chicago Addition to the City of Abilene, according to the recorded plat prior to vacation, thence west 331 feet to the East line of Cedar Street; thence North 386 feet; thence East 702 feet, thence South 175 feet to the point of beginning;

Also to be known as Lot One (1), Nemechek Addition, Abilene, Dickinson County, Kansas.

A parcel of land located in the Southwest Quarter of Section Two (2), Township 16 South, Range 3 East of the 6th Principal Meridian, Dickinson county, Kansas, more particularly described as follows:

Commencing at the Southwest corner of said Southwest Quarter; thence on an assumed bearing of North 89 degrees 46 feet 21 inches East along the South line of said Southwest Quarter a distance of 1219.55 feet; thence North 00 degrees 7 feet 17 inches West a distance of 1774.70 feet to the PONT OF BEGINNING of the parcel to be described; thence continuing North 00 degrees 7 feet 17 inches West a distance of 100.00 feet; thence North 89 degrees 39 feet 48 inches East a distance of 264.00 feet; thence South 00 degrees 7 feet 17 inches East a distance of 100.00 feet; thence South 89 degrees 39 feet 48 inches West a distance of 264.00 feet to the point of beginning, Containing 0.61 acres, more or less.

                                 JOHNSON COUNTY

The South 50 feet of Lot 3, Monticello Business Park, a subdivision in Shawnee, Johnson County, Kansas, according to the recorded plat thereof.

Lot 2, Monticello Business Park, Second Plat, a subdivision in the City of Shawnee, Johnson County, Kansas.

                                 LABETTE COUNTY

Lot 2, Block 2 Flynn Industrial Park and a portion of Lot 3, Block 2, Flynn Industrial Park, said portion being more particularly described as follows:
Beginning at the Northwest Corner of Lot 3, Block 2, Flynn Industrial Park; thence S 90 degrees E along the North Line of Lot 3 a distance of 515.57 feet to the Northeast Corner of said Lot 2; thence S 23 degrees, 30 minutes W along the East line of said Lot 3 a distance of 428.40 feet to a deflection point in said East line; thence N 88 degrees 01 minutes 26 seconds W a distance of 358.07 feet to the W line of said Lot 3; thence N 1 degrees 58 minutes 34 seconds E along said West Lie a distance of 380.79 feet to the point of beginning. A total acreage of 8.94 acres, more or less,

                               LEAVENWORTH COUNTY

A tract of land in the Southwest Quarter of Section 36, Township 10 South, Range 22 East of the 6th P.M. in Leavenworth County, Kansas, Being More Particularly Described as Follows: Commencing at the Southwest corner of said Quarter section; Thence North along the west line of said Quarter Section on an assumed bearing of North 100 degrees 00 feet 00 inches East. A distance of 1828.83 feet deed, (182.7.38 feet measured) to the true point of beginning of land being described; Thence continuing North 00 degrees 00 feet inches East, along said West line, a distance of 570.00 feet; Thence South 89 degrees 48 feet 56 inches East 720.00 feet; Thence South 00 degrees 00 feet 00 inches West parallel to said West line, a distance of 570.00 feet; Thence North 89 degrees 46 feet 56 inches West 720.00 feet to the place of beginning; in Leavenworth County, Kansas.

                                  MORRIS COUNTY

TR BEG 200' N OF SW COR NW 1/4, TH N500', E550', S500', W550' TO POB

                                   RENO COUNTY

A tract of land in the Southwest Quarter of Section 7, Township 23 South, Range 6 West described as follows: BEGINNING at the Southeast corner of said quarter Section; thence North along the East line of said Quarter Section 380 feet; thence West parallel to South line of said Quarter Section 460 feet; thence south 380 feet to a point on said South line 460 feet West of the place of beginning;

thence East 460 feet along said South line to the place of beginning. The above contains 3.68 acres, more or less, exclusive of the existing highway.

                                 SHAWNEE COUNTY

A tract of land located in the Northeast Quarter (NE1/4) of Section 20, Township 12 South, Range 16 East of the 6th P.M., more particularly described as follows:
Beginning on the South line of said Northeast Quarter, at a point located 260 feet West of the Southeast Corner of said Northeast Quarter; thence continuing West along said South line, a distance of 210 feet; thence North parallel with the East lien of said Northeast Quarter, a distance of 197 feet; thence East parallel with said South line, a distance of 470 feet; thence South along said East line, a distance of 32 feet; thence West parallel with said South line, a distance of 260 feet; thence South parallel with said East line, a distance of 165 feet to the Point of Beginning.